R S  RYDER SCOTT COMPANY
     -------------------
     PETROLEUM CONSULTANTS                                    FAX (713) 651-0849

     1100 LOUISIANA SUITE 3800   HOUSTON, TEXAS 77002-5218
     TELEPHONE (713) 651-9191



                                                                      EXHIBIT 23





                                LETTER OF CONSENT





     We do hereby consent to the use of our name in "Item 2. Properties" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Annual Report on Form 10-K of Chaparral Resources, Inc. for the year ended December 31, 2003.





                                               /S/ RYDER SCOTT COMPANY, L.P.
                                               -----------------------------
                                                   RYDER SCOTT COMPANY, L.P.




Houston, Texas
March 10, 2004







   1100, 530 8TH AVENUE, S.W.   CALGARY, ALBERTA T2P 3S8   TEL (403)262-2799
                               FAX (403) 262-2790
 600 17TH STREET, SUITE 1610N  DENVER, COLORADO 80202-5416   TEL (303)623-9147
                               FAX (303) 623-4258